Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[PLACEHOLDER]

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP
San Francisco, California
February 21, 2012